UQM Technologies, Inc.

Securities Purchase Agreement

This Securities Purchase Agreement (this "Agreement") is dated as of June 30, 2005, among UQM Technologies, Inc., a Colorado corporation (the "Company"), and the investors identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

Now, Therefore, In Consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

Article 1

Definitions

Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

"Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the City of New York are authorized or required by law or other governmental action to close.

"Claim" has the meaning set forth in Section 4.6(c).

"Closing" means the closing of the purchase and sale of the Shares pursuant to Article 2.

"Closing Date" means the date on which all of the conditions set forth in Sections 6.1 and 6.2 hereof are satisfied, or such other date as the parties may agree.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

"Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Company Counsel" means Holme Roberts & Owen LLP.

"Company Deliverables" has the meaning set forth in Section 2.2(a).

"Contingent Obligations" has the meaning set forth in Section 3.1(r).

"Disclosure Materials" has the meaning set forth in Section 3.1(h).

"Effective Date" means the date that any Registration Statement filed pursuant to Article 4 is first declared effective by the Commission.

"Evaluation Date" has the meaning set forth in Section 3.1(r).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"Governmental Authority" has the meaning set forth in Section 3.1(e).

"Indebtedness" has the meaning set forth in Section 3.1(r).

"Indemnified Party" has the meaning set forth in Section 4.6(c).

"Indemnified Person" has the meaning set forth in Section 4.6(a).

"Indemnifying Party" has the meaning set forth in Section 4.6(c).

"Intellectual Property Rights" has the meaning set forth in Section 3.1(o).

"Investment Amount" means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement (subject to the Company’s right, in its sole discretion, to reduce or cut back such amount).

"Investor Deliverables" has the meaning set forth in Section 2.2(b).

"Investor Party" has the meaning set forth in Section 5.7.

"Legend Removal Date" has the meaning set forth in Section 5.1(a).

"Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

"Losses" has the meaning set forth in Section 5.7.

"Material Adverse Effect" means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material impairment of the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

"NASD Rules" has the meaning set forth in Section 4.3(o).

"Non-Responsive Investor" has the meaning set forth in Section 4.4(a).

"Per Share Purchase Price" equals $2.93.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Private Placement Memorandum" means the Private Placement Memorandum dated June 27, 2005 and delivered to the Investors in connection with the offer and sale of the Shares.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" has the meaning set forth in Section 4.3.

"Registration Period" has the meaning set forth in Section 4.3.

"Registration Statement" means a registration statement filed on the appropriate Form with, and declared effective by, the Commission under the Securities Act and covering the resale by the Investors of the Shares.

"Requested Information" has the meaning set forth in Section 4.4(a).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" has the meaning set forth in Section 3.1(h).

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

"Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Courts" means the state and federal courts sitting in the State of New York.

Article 2

Purchase and Sale

Section 2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company by delivering such Investor’s Investment Amount to the Union Colony Bank, ABA 107003353, Credit ACCT #30-65934, UQM Technologies, Inc., the Shares representing such Investor’s Investment Amount. The Closing shall take place at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203-4541 on the Closing Date or at such other location or time as the parties may agree.

Section 2.2. Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the "Company Deliverables"):

(i) A certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(ii) The legal opinion of Company Counsel, in agreed form, addressed to the Investors;

(iii) copies of each of the following, in each case certified by the Secretary of the Company to be in full force and effect on the Closing:

(A) the Restated Articles of Incorporation of the Company as of the Closing certified by the Secretary of State of the State of Colorado as of a date not more than five (5) days prior to the Closing;

(B) Duly certified and adopted resolutions of the board of directors of the Company approving of the execution, delivery and performance of the Transaction Documents and the transactions contemplated by them;

(C) A good standing certificate of the Company issued by the Secretary of State of the State of Colorado dated as of a date no earlier than five Business Days prior to the Closing Date; and

(D) the By-laws of the Company.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

Article 3

Representations and Warranties

Section 3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and each Subsidiary is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority ( a "Governmental Authority") or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of Article IV hereof, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) any filings required in accordance with Section 4.3(d), and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"). At the close of business on the business day prior to the date hereof, (i) 23,179,006 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable; (ii) 2,942,039 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties ("Company Stock Options"); (iii)  548,009 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Common Stock; and (iv) no shares of Common Stock were reserved for issuance upon any outstanding convertible notes, debentures or securities ("Convertible Securities"). Except as set forth on Schedule 3.1(g)-1 hereto, the Company has not issued any capital stock since its most recently filed SEC Report. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g)-2 hereto, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements, registration rights or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, being collectively referred to herein as the "SEC Reports" and, together with the Private Placement Memorandum, the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.1(j)-1 hereto, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, (except as specifically disclosed in the SEC Reports). Except as set forth on Schedule 3.1(j)-2 hereto, there has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. There are no outstanding comments on any filing by the Company or any Subsidiary under the Exchange Act or Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens securing debt as disclosed in the SEC Reports. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The SEC Reports describe all claims and Actions made or filed by others against the Company deemed material by the Company to the effect that Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of such claimant. Except as set forth in the SEC Reports, to the knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the SEC adopted thereunder) which are applicable to it as of the Closing Date. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-14(c) and Rule 15d-14(c) under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s disclosure controls and procedures.

(s) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability; and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur indebtedness beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(u) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-3 promulgated under the Securities Act. Except as specified in the Disclosure Materials, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(w) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(x) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(y) Disclosure. The Company confirms that, except for (i) that certain letter from the Securities and Exchange Commission to the Company dated June 27, 2005 and (ii) information communicated by the Company to the Investors and designated as confidential by the Company in the course of discussions concerning such letter, neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company after the existence of the terms of the proposed transactions have been disclosed to the public.

(z) Full Disclosure. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(aa) Environmental Matters. To the Company’s knowledge: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Company or its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Company and its Subsidiaries; (iv) Company and its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Company and its Subsidiaries have not been associated with any release or threat of release of any Hazardous Substance; (vi) Company and its Subsidiaries have not received any notice, demand, letter, claim or request for information alleging that Company and its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) Company and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

(bb) Taxes. The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns when due (or obtained appropriate extensions for filing) and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or any Subsidiary which would have a Material Adverse Effect.

(cc) Transfer Taxes. On the date of Closing, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Common Stock to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(dd) Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in this Agreement, the offer and sale of Common Stock hereunder is exempt from registration under the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Common Stock for sale only to the Investors and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

(ee) ERISA.

(i) Neither the Company nor an ERISA Affiliate maintains, contributes to or has any liability or contingent liability with respect to any "pension plan" or "multiemployer plan" as defined in ERISA, which is subject to Title IV of ERISA.

(ii) the Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not result in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate other than such liabilities as would not be individually or in the aggregate material.

(iii) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not material.

(iv) The execution and delivery of this Agreement and the issuance and sale of the Shares hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

(ff) Foreign Assets Control Regulations and Anti-Money Laundering.

(i) OFAC. Neither the issuance of the Common Stock to the Investor, nor the use of the respective proceeds thereof, shall cause the Investors to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control ("OFAC") of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary (A) is a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (C) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(ii) Patriot Act. Each of the Company and each of its Subsidiaries are in compliance, in all material respects, with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. No part of the proceeds of the Common Stock hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(e) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

Article 4

Registration Rights

Section 4.1. Registration Statement. The Company shall prepare and file with the Commission, not later than 30 days after the Closing Date (the "Filing Date"), a Registration Statement relating to the offer and sale of the Shares from time to time on a continuous basis by the Investors pursuant to Rule 415 of the Securities Act and shall use commercially reasonable efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but in no event later than 150 days after the Closing Date (the "Effectiveness Date"). Except with respect to up to 548,009 shares of Common Stock that may be registered for sale by Persons who hold warrants to purchase such shares from the Company, the Company shall not include any securities other than the Shares in the Registration Statement.

Section 4.2. Registration Process. The Company shall promptly (and, in any event, no more than 24 hours after it receives comments from the Commission), notify the Investors whose Shares are covered by the Registration Statement filed pursuant to this Article 4 when and if it receives any comments from the Commission on such Registration Statement or any amendment thereof, promptly forward a copy of such comments, if they are in writing, to such Investors and issue its response of such comments to the Commission within 10 days of receipt. At such time as the Commission indicates, either orally or in writing, that it has no further comments with respect to such Registration Statement or any amendment thereof or that it is willing to entertain appropriate requests for acceleration of effectiveness of such Registration Statement or any amendment thereof, the Company shall promptly, and in no event later than two Business Days after receipt of such indication from the Commission, request that the effectiveness of such Registration Statement or any amendment thereof be accelerated within 48 hours of the Commission’s receipt of such request. Within 24 hours of such declaration by the Commission, the Company shall notify the Investors whose Shares are covered by such Registration Statement that such Registration Statement or any amendment thereof has been declared effective by the Commission.

Section 4.3. Obligations of the Company. In connection with the registration of the Shares, the Company shall:

(a) Prepare and file the Registration Statement in accordance with the time period set forth in Section 4.1 and promptly prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the prospectus included therein (a "Prospectus") as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Shares until such date as is the earlier of (x) the date when all Shares covered by such Registration Statement have been sold or (y) the date on which the Shares may be sold without any restriction (including the volume limitations) pursuant to Rule 144 as determined by counsel to the Investors pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the "Registration Period") and take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Shares covered by the Registration Statement until such time as all of such Shares, as the case may be, have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

(c) Prior to the filing with the Commission of the Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investors and, with respect to language that pertains to the Investors, reflect in such documents all such comments received from the Investor within two full Business Days after receipt of such draft copies as the Investors (and their counsel) reasonably may propose or, with respect to any other language, consider for inclusion in such documents all such comments received from the Investors within two full Business Days after receipt of such draft copies as the Investors (and their counsel) reasonably may propose, and furnish to each Investor whose Shares are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Shares owned by such Investor;

(d) (i) Register, qualify or make a determination of exemption for the Shares covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investors reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations, qualifications and exemptions in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

(f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Shares being sold of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(g) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Shares in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

(h) Make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after (i) the effective date of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

(i) Make reasonably available for inspection by Investors, and any attorney, accountant or other agent retained by such Investors all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company’s officers, directors and employees to supply all information reasonably requested by such Investors or any such attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided however, that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of Investors and other parties;

(j) In connection with any offering, make such representations and warranties to the Investors participating in such offering, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

(k) In connection with the Registration Statement, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Investors) addressed to the Investors covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement to the effect that to the knowledge of such counsel the Registration Statement and the Prospectus, including any documents incorporated by reference therein, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

(l) In connection with the Registration Statement, obtain "cold comfort" or "procedures" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Investor, in customary form and covering matters of the type customarily covered in such letters in connection with secondary offerings;

(m) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Shares to be sold pursuant to the Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as any Investor may request and maintain a transfer agent for the Common Stock; and

(n) Use its commercially reasonable efforts to cause all Shares covered by the Registration Statement to be traded on the OTC Bulletin Board, or listed on the Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange, the New York Stock Exchange and any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed.

Section 4.4. Obligations and Acknowledgements of the Investors. In connection with the registration of the Shares, the Investors shall have the following obligations and hereby make the following acknowledgements:

(a) It shall be a condition precedent to the obligations of the Company to include the Shares of a particular Investor in the Registration Statement that such Investor (i) shall furnish to the Company such information regarding itself, the Shares held by it and the intended method of disposition of the Shares held by it as shall be reasonably required to effect the registration of such Shares and (ii) shall execute such documents in connection with such registration as the Company may reasonably request. At least seven days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor (the "Requested Information") if such Investor elects to have any of its Shares included in the Registration Statement. If at least two Business Days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including any Shares of such Non-Responsive Investor and the Company shall have no further obligations under this Article 4 to the Non-Responsive Investor after such Registration Statement has been declared effective. If such Non-Responsive Investor notifies the Company and provides the Company the information required hereby prior to the time the Registration Statement is declared effective, the Company will file an amendment to the Registration Statement that includes the Shares of such Non-Responsive Investor;

(b) Each Investor agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Shares from such Registration Statement;

(c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.3(e) or 4.3(f), it shall immediately discontinue its disposition of Shares pursuant to the Registration Statement covering such Shares until such Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession, of the Prospectus covering such Shares current at the time of receipt of such notice; and

(d) Each Investor acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Shares being registered for resale by it, and each Investor which includes Shares for offer and sale within a registration Statement hereby consents to the inclusion in such Registration Statement of a disclosure to such effect.

Section 4.5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to this Article 4, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. In addition, the Company shall pay the fees of the Investors’ legal counsel to the extent provided in Section 7.1 of this Agreement.

Section 4.6. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Shares, and each of their respective officers and directors and each Person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 4.3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has notified the Indemnified Person in writing of such occurrence prior to the time such Indemnified Person has entered into any trade to dispose of the Shares related to such Prospectus.

(b) Indemnification by the Investors and Underwriters. Each Investor agrees, severally and not jointly, as a consequence of the inclusion of any of its Shares in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Shares shall agree, severally and not jointly, as a consequence of facilitating such disposition of Shares to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no Investor or underwriter shall be liable under this Section 4.6(b) for any amount in excess of the net proceeds paid to such Investor or underwriter in respect of shares sold by it.

(c) Notice of Claims, etc. Promptly after receipt by a Person seeking indemnification pursuant to this Section 4.6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 4.6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(d) Contribution. If the indemnification provided for in this Section 4.6 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this Section 4.6(d) to contribute shall be several in proportion to the percentage of Shares registered or underwritten, as the case may be, by them and not joint.

(e) Limitation on Investors’ Obligations. Notwithstanding any other provision of this Section 4.6, in no event shall any (i) Investor have any liability under this Section 4.6 for any amounts in excess of the dollar amount of the proceeds actually received by such Investor from the sale of such Investor’s Shares (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Shares are registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Shares underwritten by it and distributed pursuant to the Registration Statement.

(f) Other Liabilities. The obligations of the Company under this Section 4.6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 4.6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

Section 4.7. Rule 144. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to use its best efforts to:

(i) comply with the provisions of paragraph (c)(1) of Rule 144; and

(ii) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Shares pursuant to Rule 144.

Section 4.8. Liquidated Damages. If: (i) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (ii) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Securities covered thereby for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such securities, for more than an aggregate of 30 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "EVENT," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such two trading day period is exceeded, or for purposes of clause (iv) the date on which such 30 trading day period is exceeded being referred to as "Event Date"), then in addition to any other rights the Investors may have hereunder or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Investor pursuant to this Agreement for the Shares up to a maximum of 10% in the aggregate for all liquidated damages payable hereunder (exclusive of interest as provided in the next sentence). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investors, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall accrue on a daily pro-rata basis for any portion of a month prior to the cure of an Event and shall be paid within 2 trading days of the cure of such Event.

Section 4.9. Common Stock Issued Upon Stock Split, etc. The provisions of Article 4 shall apply to any shares of Common Stock or any other securities issued as a dividend or distribution in respect of the Shares.

Article 5

Other Agreements of the Parties

Section 5.1. Certificates; Legends. (a) Shares may only be transferred in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor (which may include such Investor’s in-house counsel), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Shares to be delivered at the Closing will contain appropriate legends referring to restrictions on transfer relating to the registration requirements of the Securities Act and applicable state securities laws.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account or otherwise and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend referred to in Section 5.1(b)), (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) and such lack of requirement is confirmed by a legal opinion satisfactory to the Company. The Company agrees that following the time such legend is no longer required under this Section 5.1(c) or following any sale pursuant to an effective Registration Statement covering the resale of the Shares, it will, no later than three Trading Days following the delivery by a Investor to the Company or the Company’s transfer agent of a certificate representing Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 5.1 is predicated upon the Company’s reliance that the Investor will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

Section 5.2. Furnishing of Information. As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon reasonable request of such holder of Shares, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.

Section 5.3. Integration. The Company has not and shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Investors.

Section 5.4. Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date of the Registration Statement the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

Section 5.5. Securities Laws Disclosure; Publicity. After 2:30 p.m. (New York time) on the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Closing Date the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

Section 5.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any future priced securities.

Section 5.7. Indemnification of Investors. In addition to the indemnity provided in Article 4, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document; and/or (b) any cause of action, suit or claim brought or made against such Investor Party and arising solely out of or solely resulting from the Investor’s execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Investor. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

Section 5.8. Non-Public Information. The Company covenants and agrees that, from and after the date of this Agreement, neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company after the existence of the terms of the proposed transactions have been disclosed to the public.

Section 5.9. Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for general corporate purposes.

Article 6

Conditions Precedent to Closing

Section 6.1. Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The Company shall have delivered a certificate of an officer of the Company certifying that the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) No Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Investor, makes it impracticable or inadvisable to purchase the Shares at the Closing;

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(g) American Stock Exchange Listing. The Shares shall have been accepted for inclusion on the American Stock Exchange, subject to official notice of issuance.

Section 6.2. Conditions Precedent to the Obligations of the Company to Sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables. Each Investor shall have delivered its Investment Amount in accordance with Section 2.2(b); and

(e) American Stock Exchange Listing. The Shares shall have been accepted for inclusion on the American Stock Exchange, subject to official notice of issuance.

Article 7

Miscellaneous

Section 7.1. Fees and Expenses. The Company shall pay the fees and expenses of Chapman and Cutler LLP, legal counsel to the Investors in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents (including in connection with the registration provisions contained in Sections 4.1 through 4.3), in an amount not to exceed $25,000. Each party shall pay all other fees and expenses incurred by such party, including, but not limited to fees and expenses of its advisers, counsel, accountants and other experts, if any, incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

Section 7.2. Entire Agreement. The Transaction Documents, together with the Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section 7.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: UQM Technologies, Inc.
Attn.: Donald French
7507 Miller Drive
Frederick, Colorado 80530
Telephone: (303) 278-2002
Facsimile: (303) 215-3493

With a copy to: Holme Roberts & Owen LLP
Attn.: Nick Nimmo
1700 Lincoln St., Suite 4100
Denver, Colorado 80203
Telephone: (303) 866-0216
Facsimile: (303) 866-0200

If to an Investor: To the address set forth under such Investor’s name on such Investor’s Counterpart Signature Page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 7.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and by Investors holding a majority of the Shares then held by Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

Section 7.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 7.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Investors" and shall be deemed to make the representations and warranties set forth in Section 3.2 of this Agreement.

Section 7.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article 4 or Section 5.7 (with respect to rights to indemnification and contribution).

Section 7.8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 7.9. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

Section 7.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 7.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 7.12. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 7.13. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 7.14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.15. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 7.16. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

Section 7.17. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

UQM Technologies, Inc.

By: /s/ Donald A. French
Name: Donald A. French
Title: Treasurer

[Remainder of Page Intentionally Left Blank
Counterpart Signature Pages For Investors Follow]

Investor’s Counterpart Signature Page to Securities Purchase Agreement

The undersigned hereby agrees to become a party as an Investor to the Securities Purchase Agreement among UQM Technologies, Inc. (the "Company") and the Investors named therein (the "Purchase Agreement"), agreeing to invest the Investment Amount (as such term is defined in the Purchase Agreement) set forth below. The undersigned hereby authorizes the Company (i) to attach this Counterpart Signature Page to the Purchase Agreement.

Security Mid Cap Growth Fund

By: Security Management Company, LLC, as
agent
Date: June 30, 2005	By: /s/ Cindy L. Shields
Signature

Name: Cindy L. Shields
Title: Vice President

Investment Amount: $1,400,000.88

Tax ID No.: 48-0720145

Address for Notice	Delivery Instructions
(if different from above)

Street: One Security Benefit Place	c/o: UMB Bank
City: Topeka	Street: 928 Grand Blvd, 10th Floor
State/Zip: Kansas 66636	City: Kansas City
Attn.: Chief Compliance Officer	State/Zip: Missouri 64106
Tel.:(785) 438-3075	Attn.: Angela Aguilar
Fax: (785) 368-1346	Tel.: (816) 860-7430
Fax: (816) 860-4869

Please note that the certificates must be issued in nominee name as follows: UMBTRU for benefit of Security Mid Cap Growth Fund.

Investor’s Counterpart Signature Page to Securities Purchase Agreement

The undersigned hereby agrees to become a party as an Investor to the Securities Purchase Agreement among UQM Technologies, Inc. (the "Company") and the Investors named therein (the "Purchase Agreement"), agreeing to invest the Investment Amount (as such term is defined in the Purchase Agreement) set forth below. The undersigned hereby authorizes the Company (i) to attach this Counterpart Signature Page to the Purchase Agreement.

SBL Fund, Series J

By: Security Management Company, LLC, as
agent
Date: June 30, 2005	By: /s/ Cindy L. Shields
Signature

Name: Cindy L. Shields
Title: Vice President

Investment Amount: $2,599,999.96

Tax ID No.: 48-1121049

Address for Notice	Delivery Instructions
(if different from above)

Street: One Security Benefit Place	c/o: UMB Bank
City: Topeka	Street: 928 Grand Blvd, 10th Floor
State/Zip: Kansas 66636	City: Kansas City
Attn.: Chief Compliance Officer	State/Zip: Missouri 64106
Tel.:(785) 438-3075	Attn.: Angela Aguilar
Fax: (785) 368-1346	Tel.: (816) 860-7430
Fax: (816) 860-4869

Please note that the certificates must be issued in nominee name as follows: UMBTRU for benefit of SBL Fund, Series J.

Schedule 3.1 (g) – 1

Common Stock Issuances After March 31, 2005

May 10, 2005	Employee Stock Purchase Plan	1,873 shares

Schedule 3.1 (g) – 2

Outstanding Common Stock Options and Warrants

2002 Equity Incentive Plan	2,879,205 shares
Non-Employee Directors Stock Option Plan	62,834 shares
Underwriter Warrants Issued November 2004	360,000 shares
Underwriter Warrants Issued October 2003	72,000 shares
Underwriter Warrants Issued April 2002	116,009 shares

Schedule 3.1 (j) – 1

Final Judgment of Permanent Injunction as to Unique Mobility, Inc. Filed June 5, 1987 in the United States District Court, District of Columbia.

Schedule 3.1 (j) – 2

Investigation Associated with the Entering of the Final Judgment of Permanent Injunction as to Unique Mobility, Inc. Filed June 5, 1987 in the United States District Court, District of Columbia.